Exhibit 99.1

Lakeshore Acquisition II Corp. Announces that Ordinary Shares, Rights and Warrants to Commence Separate Trading on or about April 14, 2022

New York, N.Y.— April 11, 2022 Lakeshore Acquisition II Corp. (the “Company”) (NASDAQ: LBBBU), a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, today announced that holders of the Company's units may elect to separately trade the ordinary shares, rights and warrants included in its units commencing on or about April 14, 2022.

The ordinary shares, rights and warrants will trade on the NASDAQ Global Market ("NASDAQ") under the symbols LBBB, LBBBR, and LBBBW respectively. Units not separated will continue to trade on NASDAQ under the symbol LBBBU. After separation, the ordinary shares, rights, and warrants may be recombined to create units.

About Lakeshore Acquisition II Corp.

Lakeshore Acquisition II Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company's efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company will not effectuate an initial business combination with a company that is headquartered in the People’s Republic of China (“China”), the Hong Kong Special Administrative Region of China (“Hong Kong”) or the Macau Special Administrative Region of China (“Macau”) or conducts a majority of its operations in China, Hong Kong or Macau.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Lakeshore Acquisition II Corp.
Bill Chen
Chairman & Chief Executive Officer
bchen65@126.com
(917)327-9933